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                  SELECTED HISTORICAL AND PRO FORMA UNAUDITED
                     CONDENSED CONSOLIDATED FINANCIAL DATA

    The following selected historical consolidated financial information of UWS and AMSG has been derived from their respective historical consolidated financial statements, and should be read in conjunction with such financial statements and the notes thereto. UWS's consolidated financial statements are incorporated by reference in this Joint Proxy Statement/Prospectus. AMSG's consolidated financial statements are included elsewhere in this Joint Proxy Statement/Prospectus. The selected historical and pro forma unaudited condensed consolidated financial information, which gives effect to the Merger as if it had been consummated on January 1, 1995 for income statement data and on June 30, 1996 for balance sheet data, is derived from the pro forma unaudited condensed consolidated financial statements included elsewhere in this Joint Proxy Statement/Prospectus and should be read in conjunction with such statements and the notes thereto. Adjustments to arrive at the pro forma consolidated amounts are based on the purchase method of accounting, including estimates of the approximate fair values of the assets and liabilities of AMSG.


    The pro forma unaudited condensed consolidated financial statements are not necessarily indicative of the consolidated results of operations or the financial position that would have been reported had the Merger occurred on the dates indicated, and should not be construed as representative of future operations. Furthermore, no effect has been given in the selected historical and pro forma consolidated income statement data for operating and synergistic benefits that may be realized through the combination of the entities. See "HISTORICAL AND PRO FORMA UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS."


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